UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

On May 27, 2014, the Compensation Committee of the Board of Directors of NetApp, Inc. (the “Company”) approved the fiscal year 2015 compensation for the named executive officers identified below in the amounts reflected below:

	Current Base Salary	FY14 Incentive Compensation Target (1)	FY15 Base Salary (2)	FY 15 Incentive Compensation Target(1)
Thomas Georgens Chairman and Chief Executive Officer	$950,000	150%	$975,000	150%

George Kurian Executive Vice President, Product Operations	$460,000	110%	$500,000	110%

Matthew K. Fawcett Senior Vice President, General Counsel and Secretary	$450,000	80%	$480,000	80%

(1)	Incentive compensation for the Company’s named executive officers has been established pursuant and subject to the terms of the Company’s Executive Compensation Plan (the “Plan”). Under the Plan, the funding of the bonus pool from which bonuses are paid is based on the Company’s actual achievement against annual revenue and operating profit targets, with revenue weighted 1/3rd and operating profit weighted 2/3rd.
(2)	Effective October 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)

Date: May 30, 2014	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Secretary